EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Elevation Oncology, Inc. (the “Company on Form 10-Q for the period ending June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Shawn M. Leland, President and Chief Executive Officer of the Company, and Joseph J. Ferra Jr., Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 4, 2022	/s/ Shawn M. Leland
Shawn M. Leland
President, Chief Executive Officer and Director (Principal Executive Officer)

Dated: August 4, 2022	/s/ Joseph J. Ferra Jr.
Joseph J. Ferra Jr.
Chief Financial Officer (Principal Financial and Accounting Officer)